Exhibit 5.2

Anne E. Bomar Senior Vice President and General Counsel Eastern Energy Gas Holdings, LLC 10700 Energy Way Glen Allen, Virginia 23060 (804) 613-5158 Anne.Bomar@bhegts.com

December 15, 2023

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of Eastern Energy Gas Holdings, LLC, a Virginia limited liability company (the “Company”). I have served in such capacity in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415, together or separately and in one or more series, under the Securities Act of the Company’s senior debt securities (the “Securities”). The Securities are to be issued under the indenture (the “Base Indenture”), dated as of October 1, 2013, by and between the Company (formerly known as Dominion Energy Gas Holdings, LLC) and Deutsche Bank Trust company Americas, as trustee (the “Trustee”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, a form of the Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

(i) the Company is duly formed, is validly existing and is in good standing under the laws of the Commonwealth of Virginia;

Eastern Energy Gas Holdings, LLC

December 15, 2023

(ii) the execution and delivery of the Base Indenture by the Company and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company or other action and do not violate any law, regulation, order, judgment or decree applicable to the Company;

(iii) the Base Indenture has been duly executed and delivered by the Company;

(iv) the Company will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture (as defined below) and the Securities, when, as and if: (a) the applicable supplement or officer’s certificate to the Base Indenture (together with the Base Indenture, the “Indenture”), if any, has been duly authorized and validly executed and delivered by the Company and the Trustee; and (b) the issuance and terms of the Securities and any amendments to the Indenture after the date hereof, including any applicable purchase, underwriting or similar agreement, have been duly authorized by the Company by all necessary limited liability company action, including but not limited to actions, resolutions, or consents duly adopted by the managers of the Company; and

(v) the Securities will have been duly executed and delivered by the Company, when, as and if: (a) the Company will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Securities; and (b) the Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture, and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the Commonwealth of Virginia and the United States of America. This opinion is limited to the effect of the current state of the laws of the Commonwealth of Virginia and the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Anne E. Bomar
Anne E. Bomar
Senior Vice President and General Counsel of Eastern Energy Gas Holdings, LLC